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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-65058, 33-65054 and 333-61925) and in the Registration Statements on Form S-3 (Nos. 333-22695 and 333-41437) of Forest
City Enterprises, Inc. and Subsidiaries of our report dated March 10, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the reference of our report dated March 10, 2001 relating to the financial statement schedules, which appears in this Form10-K. We also consent to the reference to us under the heading "Experts" in the Registration Statements filed on Form S-3.

PricewaterhouseCoopers LLP

April 25, 2001
Cleveland, Ohio